Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166755 on Form S-3 of our report dated February 28, 2011, relating to the consolidated financial statements of Burlington Northern Santa Fe, LLC and subsidiaries (the "Company"), appearing in the Annual Report on Form 10-K of the Company for the periods from February 13, 2010 through December 31, 2010 (Successor) and January 1, 2010 through February 12, 2010 (Predecessor).

/s/ Deloitte & Touche LLP

Fort Worth, Texas
February 28, 2011